CUSIP  55262N AA4                        Exhibit 20. 1
                 ----------------                         --------------

        FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT



              MBNA AMERICA BANK, N.A.

     ____________________________________________

     MBNA MASTER CREDIT CARD TRUST SERIES 1991-1
     ____________________________________________

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1991-1 Supplement dated September 25, 1991 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1991-1 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of September 16, 1996 and with respect to the performance of the Trust during the month of August, 1996 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1991-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.   Information Regarding the Current Monthly
     Distribution (Stated on the Basis of
     $1,000 Original Certificate Principal Amount).


     1. The total amount of the distribution
        to Certificateholders on the Distribution
        Date, per $1,000 original
        certificate principal amount . . . .             $        87.638889
                                                          -----------------
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     2.  The amount of the distribution set
         forth in paragraph 1 above in
         respect of interest on the Certifi-
         cates, per $1,000 original
         certificate principal amount . . . .            $         4.305556
                                                          -----------------

     3. The amount of the distribution set
        forth in paragraph 1 above in
        respect of principal of the Cer-
        tificates, per $1,000 original
        certificate principal amount  . . . .            $        83.333333
                                                          -----------------

B.   Information Regarding the Performance of the Trust.

     1.  Collection of Principal Receivables.

         The aggregate amount of Collections
         on Principal Receivables processed
         during the preceding Monthly Period
         which were allocated in respect
         of the Certificates . . . . . . . .             $    97,437,129.97
                                                          -----------------


     2.  Deficit Controlled Amortization
         Amount . . . . . . . . . . . . . . .            $             0.00
                                                          -----------------

     3.  Principal Receivables in the Trust


         (a)  The aggregate amount of Prin-
              cipal Receivables in the
              Trust as of the end of the last day
              of the preceding Monthly Period
              (which reflects the Principal
              Receivables represented by the
              Seller Interest and by the
              Aggregate Investor Interest) . . . . .     $ 9,048,871,419.50
                                                          -----------------


         (b)  The amount of Principal Re-
              ceivables in the Trust represented
              by the Investor Interest of Series
              1991-1 as of the last day of the
              preceding Monthly Period . . .             $   666,666,666.68
                                                          -----------------





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         (c)  The Investor Interest of Series
              1991-1 set forth in paragraph
              3(b) above as a percentage of
              the aggregate amount of Prin-
              cipal Receivables set forth
              in paragraph 3(a) above . . . . .                       7.37%
                                                                    -------

     4.  Delinquent Balances.

         The aggregate amount of outstand-
         ing balances in the Accounts which
         were delinquent as of the end of
         the last day of the preceding
         Monthly Period:

                                               Percentage     Aggregate
                                                of Total       Account
                                              Receivables      Balance
                                                -------        -------

         (a)  35 - 64 days: . . . . . . . . .    1.95%      $179,282,956.48
                                                 ------   -----------------
         (b)  65 - 94 days: . . . . . . . . .    0.85%        78,176,273.80
                                                 ------   -----------------
         (c)  95 - 124 days:  . . . . . . . .    0.60%        55,290,957.70
                                                 ------   -----------------
         (d)  125 -  154 days:  . . . . . . .    0.46%        42,052,500.84
                                                 ------   -----------------
         (e)  155 or more days: . . . . . . .    0.65%        60,379,020.53
                                                 ------   -----------------



                                        Total    4.51%      $415,181,709.35
                                                 ------   -----------------



     5.  Investor Default Amount.

         The aggregate amount of all de-
         faulted Principal Receivables
         written off as uncollectible dur-
         ing the preceding Monthly Period
         allocable to the Investor
         Interest of Series 1991-1 (the "Aggre-
         gate Investor Default Amount") . . .            $     2,415,364.73
                                                          -----------------

     6.  Investor Charge Offs

         (a)  The excess of the Aggregate Inves-
              tor Default Amount set forth in
              paragraph 5 above, over the
              amount of the withdrawals from



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              the Cash Collateral Account made
              to reimburse the Trust for such
              amount written off (an "In-
              vestor Charge Off") . . . . . .            $             0.00
                                                          -----------------

         (b)  The amount of the Investor
              Charge Offs set forth in para-
              graph 6(a) above, per $1,000
              original certificate princi-
              pal amount (which will have
              the effect of reducing, pro
              rata, the amount of each
              Certificateholder's invest-
              ment) . . . . . . . . . . . . .            $             0.00
                                                          -----------------

         (c)  The aggregate amount of
              Investor Charge Offs reimbursed
              on the Transfer Date immediately
              preceding such Distribution
              Date . . . . . . . . . . . . .             $             0.00
                                                          -----------------

         (d)  The amount of the reimbursed
              Investor Charge Offs set forth
              in paragraph 6(c) above, per
              $1,000 original certificate
              principal amount . . . . . . .             $             0.00
                                                          -----------------


     7.  Investor Servicing Fee.

         The amount of the Investor Monthly
         Servicing Fee payable by the Trust
         to the Servicer for the preceding
         Monthly Period . . . . . . . . . . .            $     1,388,888.89
                                                          -----------------

     8.  Available Cash Collateral Amount.

         The amount available to be withdrawn
         from the Cash Collateral Account as of
         the close of business on
         September 13, 1996 (the "Transfer
         Date"), after giving effect to all
         withdrawals, deposits and payments to
         be made in respect of the preced-
         ing month . . . . . . . . . . . . .             $    66,666,666.67
                                                          -----------------






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     9.  The Required Cash Collateral Amount on
         the Transfer Date . . . . . . . . .             $    66,666,666.67
                                                          -----------------


     10. Deficit Controlled Amortization
         Amount.

         With respect to the next succeed-
         ing Monthly Period, the amount,
         if any, by which the Controlled
         Distribution Amount exceeds
         the Monthly Total Percentage
         Allocation, determined as of the
         last day of the preceding month . .             $             0.00
                                                          -----------------

C.   The Pool Factor.

         The Pool Factor for the preceding
         Record Date (which represents the
         ratio of the amount of the Inves-
         tor Interest for Series 1991-1 as
         of such Record Date (adjusted after
         taking into account any reduction
         in the Investor Interest which will
         occur on the following Distribution
         Date) to the Initial Investor Inter-
         est for Series 1991-1).  The amount of
         a Certificateholder's pro rata share
         of the Investor Interest for Series
         1991-1 can be determined by
         multiplying the original denomination
         of the Certificateholder's
         Certificate by the Pool Factor . . . . .         0.5833333
                                                          ---------


                           MBNA AMERICA BANK, N.A.
                           Servicer



                       By: Marguerite M. Boylan
                      _______________________________
                           Marguerite M. Boylan
                           Vice President










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